                                                                  EXHIBIT (d)(2)

CERTIFICATE NO.                                                           SHARES
  1                                                                       4,200

                       ING CLARION REAL ESTATE INCOME FUND
                Organized Under the Laws of The State of Delaware
                      Auction Preferred Shares - Series W28
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                            Cusip No.449788 20 7

         This certifies that Cede & Co. is the owner of 4,200 fully paid and non-assessable shares of Auction Preferred Shares - Series W28, $.001 par value per share, $25,000 liquidation preference per share, of ING Clarion Real Estate Income Fund (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless counter-signed by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers this 20th day of November 2003.

THE BANK OF NEW YORK                   ING CLARION REAL ESTATE
As Transfer Agent and Registrar        INCOME FUND

By: _________________________          By: _____________________________________
    Authorized Signature                   President and Chief Executive Officer

                                       Attest: _________________________________
                                               Secretary

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto ___________________________________________________________________________
________________________________________________________________________________

Shares represented by this Certificate, and do hereby irrevocably constitute and appoint _________________________________________Attorney to transfer the said
Shares on the books of the within named Trust with full power of substitution in the premises.

Dated___________________, _______________

In presence of

______________________________________   _______________________________________

         Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Amended and Restated Agreement and Declaration of Trust and the Trust's Statement of Preferences.

         The Trust will furnish to any shareholder, upon request and without charge, the Trust's Amended and Restated Agreement and Declaration of Trust and a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.